UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 12, 2010 (October 11, 2010)

PLURISTEM THERAPEUTICS INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-31392	98-0351734
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

MATAM Advanced Technology Park, Building No. 20, Haifa, Israel (Address of Principal Executive Offices)	31905 (Zip Code)

Registrant’s telephone number, including area code: 011 972 74 710 7171

N/A
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

               On October 11, 2010 and on October 12, 2010, Pluristem Therapeutics Inc. (the “Registrant”) entered into securities purchase agreements (the “Agreements”) with certain investors, pursuant to which the Registrant agreed to sell to such investors 4,375,000 shares (“Shares”) of the Registrant’s Common stock (the “Common Stock”) at a price of $1.20 per share and warrants to purchase 2,625,000 shares of Common Stock (collectively, the “Warrants”), at an exercise price per share of $1.80. No separate consideration was paid for the Warrants.  The aggregate gross proceeds from the sale of the Shares and the Warrants is approximately $5,250,000.  The closing is expected to take place no later than October 18, 2010.  The Warrants have a term of four (4) years and are exercisable starting six (6) months following the issuance thereof.

In connection with the Agreements, the Registrant agreed to file a resale registration statement with the Securities and Exchange Commission covering the Shares and the shares of Common Stock issuable upon the exercise of the Warrants within 60 days from closing.

Leader Underwriters (1993) Ltd which acted as lead placement agent in Israel, and Rodman & Renshaw, LLC, which acted as U.S. placement agent, will receive cash compensation and warrants to purchase shares of Common Stock, on the same terms as the Warrants.

A copy of the form of Warrants is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the Warrants is a summary only and is qualified in its entirety by reference to Exhibit 4.1.  Copies of the forms of the Agreements are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.  The description of the Agreements is a summary only and is qualified in its entirety by reference to Exhibits 10.1 and 10.2.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

4.1	Form of Common Stock Purchase Warrant dated October 18, 2010 issued by the Registrant.

10.1	Form of Regulation D Securities Purchase Agreement dated October 11, 2010 for Common Stock and Warrants of the Registrant.

10.2	Form of Regulation S Securities Purchase Agreement dated October 12, 2010 for Common Stock and Warrants of the Registrant.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLURISTEM THERAPEUTICS INC.

Date: October 12, 2010	By:	/s/ Yaky Yanay
Yaky Yanay
Chief Financial Officer